   As filed with the Securities and Exchange Commission on December 22, 2006

                                                    Registration No. 333-122028

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  NOVELIS INC.
             (Exact name of registrant as specified in its charter)

                Canada                                 98-0442987
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

                       3399 Peachtree Road, NE, Suite 1500
                             Atlanta, Georgia 30326
          (Address, including zip code, of Principal Executive Offices)

                    Alcancorp Hourly Employees' Savings Plan
                        Alcancorp Employees' Savings Plan
Thrift and Deferred Compensation Plan for Employees of Alcan Packaging Puerto Rico, Inc.
                            (Full title of the plans)

                          Leslie J. Parrette, Jr., Esq.
                                 General Counsel
                                  Novelis Inc.
                       3399 Peachtree Road, NE, Suite 1500
                             Atlanta, Georgia 30326
                                 (404) 814-4200
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Jeffrey T. Haughey, Esq.
                       Blackwell Sanders Peper Martin LLP
                                 Plaza Colonnade
                          4801 Main Street, Suite 1000
                           Kansas City, Missouri 64112
                                 (816) 983-8000

                                EXPLANATORY NOTE

     On January 13, 2005,  the Company  filed a  registration  statement on Form
S-8, File No. 333-122028 (the "Prior Registration  Statement"),  to register the offer and sale of 500,000 common shares of the Company pursuant to the Alcancorp
Employees'  Savings  Plan (the "AESP") and 15,000  common  shares of the Company pursuant to the  Alcancorp  Hourly  Employees'  Savings  Plan (the  "HESP").  In
November 2005, the Company  adopted the Novelis  Savings &  Retirement  Plan
(the "Savings Plan") and the Novelis Hourly Savings Plan (the "Hourly Plan") and
in December 2005  transitioned  its employees  from the AESP to the Savings Plan and from the HESP to the Hourly Plan.  Under the Prior  Registration  Statement,
there is an aggregate of 340,698  common  shares  registered  for offer and sale pursuant  to the AESP and the HESP  that  have not been  issued  (the  "Unissued
Shares").

     Contemporaneously  with the filing of this post-effective  amendment to the
Prior Registration Statement,  the Company is filing a registration statement on
Form S-8 (the "New  Registration  Statement")  to register the offer and sale of
1,000,000  common  shares  pursuant to the Savings Plan and 30,000 common shares pursuant to the Hourly Plan.

     In accordance  with the  principles  set forth in  Interpretation  89 under
Section G of the Manual of Publicly Available  Telephone  Interpretations of the
Division of Corporation  Finance of the Securities and Exchange Commission (July
1997) and  Instruction E to Form S-8, the Unissued Shares are being removed from registration and, along with the $915.49 registration fee allocable thereto, are being  carried  forward  from  the  Prior  Registration  Statement  to  the  New
Registration Statement.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Act of 1933, the Company certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Atlanta, State of Georgia, on December 22, 2006.

                               NOVELIS INC.

                               By:       /s/ William T. Monahan
                                    --------------------------------------------
                                        William T. Monahan
                                     Chairman of the Board and
                                     Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS,  that each person whose  signature  appears below constitutes and appoints William T. Monahan or Leslie J. Parrette, Jr., or any of them, severally,  as his/her  attorney-in-fact and agent, with full power of substitution and resubstitution,  for him/her and in his/her name, place, and stead, in any and all capacities,  to sign any and all post-effective amendments to this registration  statement,  and to file the same with all exhibits hereto, and all other documents in connection  herewith,  with the Commission,  granting unto  said  attorney-in-fact  and  agent,  and  either of them,  full  power and authority to do and perform each and every act and thing  requisite or necessary to be done in and about the  premises,  as fully to all intents and  purposes as he/she might or could do in person,  hereby  ratifying and  confirming  all that said  attorneys-in-fact  and  agents,  or  either  of  them,  or  their  or  his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has been signed below by the  following  persons in the capacities indicated on December 22, 2006:

                Signature                                      Title
                ---------                                      -----

  /s/ William T. Monahan                             Chairman of the Board and
------------------------------------
           William T. Monahan                         Chief Executive Officer
                                                   (Principal Executive Officer)

   /s/ Rick Dobson                                    Chief Financial Officer
------------------------------------
               Rick Dobson                         (Principal Financial Officer)

   /s/ Robert M. Patterson                         Vice President and Controller
------------------------------------
           Robert M. Patterson                     (Principal Accounting Officer)

  /s/ Edward A. Blechschmidt                                 Director
------------------------------------
          Edward A. Blechschmidt

   /s/ Charles G. Cavell                                      Director
------------------------------------
            Charles G. Cavell

   /s/ Clarence J. Chandran                                   Director
------------------------------------
           Clarence J. Chandran

                Signature                                      Title
                ---------                                      -----

   /s/ C. Roberto Cordaro                                     Director
------------------------------------
            C. Roberto Cordaro

   /s/ Helmut Eschwey                                         Director
------------------------------------
              Helmut Eschwey

                                                              Director
------------------------------------
           David J. FitzPatrick

   /s/ Suzanne Labarge                                        Director
------------------------------------
             Suzanne Labarge

   /s/ Rudolf Rupprecht                                       Director
------------------------------------
             Rudolf Rupprecht

   /s/ Kevin M. Twomey                                        Director
------------------------------------
             Kevin M. Twomey

   /s/ Edward V. Yang                                         Director
------------------------------------
              Edward V. Yang

   /s/ Leslie J. Parrette, Jr.                    Authorized Representative in the
------------------------------------
         Leslie J. Parrette, Jr.                      United States of America